UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
To facilitate the approval of the Amended and Restated 2006 Omnibus Incentive Plan, the Company commits that, with respect to the number of shares subject to awards granted over the next three fiscal years (2010 — 2012), we will maintain an average annual burn rate (awards granted divided by weighted average shares outstanding) over that period that does not exceed 4.08% of the weighted average number of common shares outstanding as of the end of the three fiscal years. The 4.08% cap is computed as the average of the 2009 (4.79%) and 2010 (3.37%) burn rate caps as published by Institutional Shareholder Services with respect to the company’s GICS group. For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. Each share underlying option awards shall count as equivalent to one option share. Each share that is subject to awards other than options will count as equivalent to one and one-half option shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: April 23, 2010	By:	/s/ Susan A. Kovach
Susan A. Kovach
Vice President, General Counsel & Secretary